Exhibit 99.1

200 International Circle Suite 3500 Hunt Valley, MD 21030 Phone: 410-427-1700 Fax: 410-427-8800

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA COMPLETES COMBINATION WITH AVIV REIT

HUNT VALLEY, MD and CHICAGO, IL – (BUSINESS WIRE) – April 1, 2015 – Omega Healthcare Investors, Inc. (NYSE:OHI) and Aviv REIT, Inc. (NYSE:Aviv) announced today the completion of Omega’s acquisition of all of the outstanding shares of Aviv in a stock-for-stock merger, forming a combined company with equity market capitalization of approximately $7.8 billion and a total market capitalization of approximately $11.1 billion. The combined company will be the premier publicly traded real estate investment trust (REIT) focused principally on skilled nursing facilities (SNFs), with a diversified portfolio of investments including over 900 properties located in 41 states and operated by 81 different operators.

“We believe that the combination with Aviv and the expertise and proven track records of the combined management team firmly positions Omega to continue as the leading consolidator in the large, highly fragmented SNF industry,” said Taylor Pickett, Omega’s Chief Executive Officer.

Craig M. Bernfield, Aviv’s former Chairman and Chief Executive Officer, stated: “I am confident that our vision to substantially grow Aviv’s platform of high quality properties and operators will be implemented through the combination of these two outstanding companies, and I believe that our combined industry knowledge, experience and relationships will be the key to our future success.”

Under the terms of the merger agreement, each outstanding share of Aviv common stock was converted into 0.90 of a share of Omega common stock. In connection with the merger, Omega issued approximately 43.9 million shares of common stock to former Aviv stockholders and holders of certain vested equity incentive awards of Aviv. On a fully diluted basis following the closing of the merger transaction, legacy Omega stockholders own approximately 72% of the combined company, and former Aviv stockholders, together with the limited partners of Aviv Healthcare Properties Limited Partnership, beneficially own approximately 28% of the combined company.

On April 1, 2015, Omega also closed an amendment to its revolving credit and term loan facility, increasing the size of the revolving credit facility to $1.25 billion, and adding a new $200 million term loan facility. On April 1, 2015, OHI Healthcare Properties Limited Partnership also closed on a new $100 million term loan facility. Simultaneous with the closing of the merger transaction, all of Aviv’s outstanding unsecured debt was repaid or otherwise satisfied and discharged. As of the close of business on April 1, 2015, Omega and its affiliates had outstanding revolving credit facility borrowings of $320 million and term loan facility borrowings of $500 million.

Leadership and Organization

Taylor Pickett will continue to serve as Omega’s Chief Executive Officer following the closing of the merger transaction. Craig M. Bernfield, former Aviv Chairman and Chief Executive Officer, and Norman R. Bobins and Ben W. Perks, former directors of Aviv, were appointed to the Omega Board of Directors effective as of the closing of the merger transaction. In addition, Steven J. Insoft, former President and Chief Operating Officer of Aviv, was appointed Omega’s Chief Corporate Development Officer as of the closing of the merger transaction.

Omega Dividends and Guidance

As previously announced, the Omega Board of Directors declared a prorated dividend of $0.36 per share of Omega common stock. The dividend will be payable in cash on April 7, 2015 to Omega stockholders of record as of the close of business on March 31, 2015. The per share dividend amount payable by Omega represents dividends for February and March 2015, at a quarterly dividend rate of

$0.54 per share of common stock, representing an increase of $0.01 per share over the quarterly dividend rate for the immediately preceding quarter.

Omega expects to declare a dividend for the remaining portion of its customary quarterly dividend period on either April 15, 2015 or April 16, 2015. Omega will also update its 2015 guidance for adjusted funds from operations (AFFO) and its funds available for distribution (FAD) at that time.

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In connection with the merger transaction, Morgan Stanley & Co. LLC acted as the exclusive financial advisor to Omega, and Bryan Cave LLP, Doran Derwent, PLLC, Hunton & Williams LLP and Kaye Scholer LLP acted as legal counsel. PJT Partners and Goldman, Sachs & Co. acted as financial advisors to Aviv and Sidley Austin LLP acted as legal counsel.

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Omega is a real estate investment trust investing in and providing financing to the long-term care industry. As of April 1, 2014, after giving effect to the merger transaction, Omega has a portfolio of investments that includes over 900 properties located in 41 states and operated by 81 different operators.

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This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Omega’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Omega’s expectations. Omega does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Omega’s actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of Omega’s operators; (iv) the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in Omega’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) Omega’s ability to maintain its status as a REIT; (ix) Omega’s ability to manage, re-lease or sell any owned and operated facilities; (x) Omega’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow Omega to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare industry; (xii) risks relating to the integration of Aviv’s operations and employees into Omega and the possibility that the anticipated synergies and other benefits of the combination with Aviv will not be realized or will not be realized within the expected timeframe; and (xiii) other factors identified in Omega’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and Omega’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward looking statements. Omega undertakes no obligation to update any forward-looking statements contained in this announcement. Omega Healthcare Investors Bob Stephenson, CFO, 410-427-1700